UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 18, 2017

KINDER MORGAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35081	80-0682103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Kimberly A. Dang to Board of Directors

On January 18, 2017, the Board of Directors of Kinder Morgan, Inc. (“KMI”) elected Kimberly A. Dang as a member of the Board of Directors.  She will remain in her position as KMI’s Vice President and Chief Financial Officer.

Amendments to Annual Incentive Plan and Stock Incentive Plan

Effective January 18, 2017, the KMI Board of Directors approved amendments to KMI’s Amended and Restated Annual Incentive Plan (the “Annual Incentive Plan”) and 2015 Amended and Restated Stock Incentive Plan (the “Stock Incentive Plan”).  Both the Annual Incentive Plan and the Stock Incentive Plan were amended in connection with the Board of Directors’ recent adoption of an Executive Compensation Clawback Policy, which policy provides that cash and equity compensation paid to executive officers may, under certain circumstances, be recovered by KMI in the event of a restatement of KMI’s financial results.  In addition, the Stock Incentive Plan was amended (i) to prohibit the cancellation of outstanding stock options or stock appreciation rights in exchange for cash, other stock options, stock appreciation rights or other awards with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights without stockholder approval and (ii) to provide a minimum vesting period of 12 months for any stock-based awards made under the plan.  The amendments to the Annual Incentive Plan and Stock Incentive Plan are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 18, 2017, the KMI Board of Directors adopted Amended and Restated Bylaws. The sole purpose of the amendment and restatement was to change the voting threshold in uncontested director elections.  Section 3.2 of the Amended and Restated Bylaws was revised to provide that nominees to the Board of Directors shall be elected by the affirmative vote of the majority of votes cast at a meeting of stockholders, with a plurality standard retained for contested elections.  The KMI Board of Directors also amended its Governance Guidelines to provide that any nominee for director who does not receive the required votes for election shall tender his or her resignation from the Board of Directors.

The foregoing summary is subject to, and qualified in its entirety by, the full text of the Amended and Restated Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference, and the full text of the Governance Guidelines, which are available on KMI’s website at the following address: http://www.kindermorgan.com/about_us/kmi_corporate_governance.aspx.

Item 8.01                                           Other Events.

On January 18, 2017, the KMI Board of Directors adopted new minimum stock ownership guidelines for directors and executive officers of KMI (the “Stock Ownership Guidelines”).  The Stock Ownership Guidelines set forth the Board of Directors’ expectation that each director and executive officer will continuously own KMI stock with a value equal to a specified multiple of his or her annual cash compensation.  The Stock Ownership Guidelines also prohibit directors, executive officers and persons residing in their households from entering into pledging transactions with respect to KMI securities, subject to certain exceptions.  The foregoing summary is subject to, and qualified in its entirety by, the full text of the Stock Ownership Guidelines, which are available on KMI’s website at the following address: http://www.kindermorgan.com/about_us/kmi_corporate_governance.aspx.

On January 18, 2017, the KMI Board of Directors also adopted changes to its policy on securities trading and handling of non-public information to prohibit directors, executive officers and persons residing in their households from entering into hedging or similar transactions with respect to KMI securities.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

3.1	Amended and Restated Bylaws of Kinder Morgan, Inc.

10.1	Amendment No. 1 to Amended and Restated Annual Incentive Plan

10.2	Amendment No. 1 to 2015 Amended and Restated Stock Incentive Plan

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

Dated: January 24, 2017	By:	/s/ David R. DeVeau
David R. DeVeau Vice President and General Counsel

EXHIBIT INDEX

3.1	Amended and Restated Bylaws of Kinder Morgan, Inc.

10.1	Amendment No. 1 to Amended and Restated Annual Incentive Plan

10.2	Amendment No. 1 to 2015 Amended and Restated Stock Incentive Plan